Exhibit 99

Bassett Furniture Industries, Inc.	J. Michael Daniel,
P.O. Box 626	Senior Vice President -
Bassett, VA 24055	Chief Financial & Administrative Officer
(276) 629-6614 - Investors

Peter D. Morrison,
Vice President of Communications
(276) 629-6387 – Media

For Immediate Release

Bassett Furniture News Release

Bassett Announces Regular Quarterly Dividend

(Bassett, Va.) – January 16, 2025–Bassett Furniture Industries, Inc. (Nasdaq: BSET) announced today that its Board of Directors has declared a regular quarterly dividend of $0.20 per share of common stock, payable on February 28, 2025, to shareholders of record at the close of business on February 14, 2025.

About Bassett Furniture Industries, Inc.

Bassett Furniture Industries, Inc. (NASDAQ:BSET), is a leading manufacturer and marketer of high quality home furnishings. With 87 company- and licensee-owned stores at the time of this release, Bassett has leveraged its strong brand name in furniture into a network of corporate and licensed stores that focus on providing consumers with a friendly environment for buying furniture and accessories. Bassett’s retail strategy includes stylish, custom-built furniture that features the latest on-trend furniture styles, free in-home design visits, and coordinated decorating accessories. Bassett also has a traditional wholesale business with more than 700 accounts on the open market, across the United States. For more information, visit the Company’s website at bassettfurniture.com. (BSET-E)

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